UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01

Entry into a Material Definitive Agreement.

On May 31, 2017, Threshold Pharmaceuticals, Inc., (the “Company”), and OBI Pharma, Inc. a public company organized and existing under the laws of Taiwan (“OBI”), entered into an asset purchase and related license agreement (the “Asset Transfer Agreement”) pursuant to which the Company agreed to sell to OBI certain rights to TH-3424, which excludes rights in the territories of People’s Republic of China, Hong Kong Special Administrative Region of the People’s Republic of China, Macao Special Administrative Region of the People’s Republic of China, Chinese Taipei; Japan, South Korea, Singapore, Malaysia, Thailand, Turkey·and India. The assets to be purchased by OBI pursuant to the Asset Transfer Agreement include certain specified intellectual property (the “Assigned Intellectual Property”), as well as assumed contracts and documentation, in each case, related to TH-3424 (the transaction is referred to herein as, the “Asset Sale”). In connection with the Asset Sale, OBI also assumed certain liabilities and obligations of the Company arising out of or related to certain of the assumed contracts. In addition, the Company granted to OBI a non-exclusive, nontransferable, fully paid-up license of certain of its intellectual property rights for use by OBI in the development of TH-3424. The transfer to OBI of the Threshold’s rights and obligations will occur over a transfer period which is expected to be completed by June 16, 2017 (“Closing”).

Pursuant to the Asset Transfer Agreement, OBI will pay the Company $3 million, of which $0.5 million has been already paid to the Company as a non-refundable, exclusivity fee. Under the Asset Transfer Agreement, the Company will be entitled to reacquire its rights from OBI for no consideration if OBI breaches its payment obligations under the Agreement. The asset purchase and license agreements include various representations, warranties, covenants, indemnification, termination and other provisions customary for transactions of this sort.

The preceding summary of the Asset Transfer Agreement does not purport to be complete and is subject to the full text of the agreement which will be filed no later than with the filing of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Senior Vice President, Finance and Controller

Date: June 2, 2017